Exhibit 99.1

ANGOSS SOFTWARE CORPORATION

330 Bay Street, Suite 200

Toronto, Ontario, Canada M5H 2S8

(978) 441-2200

Consolidated Financial Statements

(In Canadian Dollars)

December 31, 2017

REPORT OF INDEPENDENT AUDITOR

Report of Independent Auditors

To the Directors of

Angoss Software Corporation

We have audited the accompanying consolidated financial statements of Angoss Software Corporation and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and December 31, 2016, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the years then ended and the related notes, which comprise a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Angoss Software Corporation and its subsidiary as of December 31, 2017 and December 31, 2016 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 28, 2018

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ANGOSS SOFTWARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$4,731	$123
Accounts receivable	2,907	2,294
Prepaid expenses and other current assets	1,314	201
Total current assets	8,952	2,618

Property and equipment, net	300	203
Acquired intellectual property, net	202	808
Goodwill	5,212	5,212
Total assets	$14,666	$8,841

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$187	$333
Accrued expenses	1,418	580
Current portion of long-term debt	42	208
Deferred revenue	10,486	6,950
Total current liabilities	12,133	8,071

LONG-TERM LIABILITIES:
Deferred revenue, long-term	4,778	3,601
Total long-term liabilities	4,778	3,601
Total liabilities	16,911	11,672

COMMITMENTS AND CONTINGENCIES (Note 3)

8% cumulative preferred stock, $1 par value; unlimited shares authorized; 10,068,174 shares were issued and outstanding as of December 31, 2017 and 2016	10,068	10,068

SHAREHOLDERS’ EQUITY:
Common stock, no par value; unlimited shares authorized; no shares were issued or outstanding as of December 31, 2017 and 2016	-	-
Additional paid-in capital	650	368
Accumulated deficit	(13,080)	(13,378)
Accumulated other comprehensive loss	117	111
Total shareholders’ equity	(12,313)	(12,899)

Total liabilities and shareholders’ equity	$14,666	$8,841

See accompanying notes to these consolidated financial statements.

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ANGOSS SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Years Ended
	December 31,
	2017	2016
REVENUE:
Software licenses	$10,497	$8,494
Professional services	2,121	2,261
Total revenues	12,618	10,755

COSTS AND EXPENSES:
Cost of software licenses	987	1,032
Cost of maintenance and services	2,438	1,902
Sales and marketing	3,531	5,428
Engineering and product development	1,960	1,360
General and administrative	2,934	3,553
Total costs and expenses	11,850	13,275

INCOME (LOSS) FROM OPERATIONS	768	(2,520)

Interest expense	12	19
Foreign currency transaction loss	235	232

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	521	(2,771)
Income tax expense	(223)	-

NET INCOME (LOSS)	$298	$(2,771)

See accompanying notes to these consolidated financial statements.

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ANGOSS SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Years Ended
	December 31,
	2017	2016

Net income (loss)	$298	$(2,771)
Other comprehensive gain (loss):
Foreign currency translation adjustments	6	277
Comprehensive income (loss)	$304	$(2,494)

See accompanying notes to these consolidated financial statements.

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ANGOSS SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(In thousands, except share amounts)

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

BALANCE, DECEMBER 31, 2015	-	$-	$217	$(10,607)	$(166)	$(10,556)
Share-based compensation expense	-	-	151	-	-	151
Foreign currency translation adjustments	-	-	-	-	277	277
Net loss	-	-	-	(2,771)	-	(2,771)

BALANCE, DECEMBER 31, 2016	-	-	368	(13,378)	111	(12,899)
Share-based compensation expense	-	-	282	-	-	282
Foreign currency translation adjustments	-	-	-	-	6	6
Net income	-	-	-	298	-	298

BALANCE, DECEMBER 31, 2017	-	$-	$650	$(13,080)	$117	$(12,313)

See accompanying notes to these consolidated financial statements.

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ANGOSS SOFTWARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$298	$(2,771)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	713	1,129
Gain on the disposal of assets	18	33
Share-based compensation expense	282	151
Changes in operating assets and liabilities:
Accounts receivable	(613)	(196)
Prepaid expenses and other assets	(1,113)	171
Accounts payable, accrued expenses and other liabilities	692	(93)
Deferred revenue	4,713	1,037
Cash provided by (used in) operating activities	4,990	(539)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(222)	(116)
Cash used in investing activities	(222)	(116)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of debt	(166)	(167)
Repayments of leases	-	(73)
Cash used in financing activities	(166)	(240)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	6	279

INCREASE (DECREASE) IN CASH	4,608	(616)
CASH, BEGINNING OF PERIOD	123	739
CASH, END OF PERIOD	$4,731	$123

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid	$12	$19

See accompanying notes to these consolidated financial statements.

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ANGOSS SOFTWARE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Angoss Software Corporation (the “Company” or “Angoss”) provides businesses with advanced predictive analytics that help marketing, sales, finance and risk professionals discover the key drivers of customer behaviors, predict future trends and events, and enable data driven decisions that accelerate revenue growth, reduce marketing and sales costs and better manage customer risk. The Company also provides services, including implementation and support of its software products, as well as training on their use and administration. The Company is subject to a number of risks including dependence on key individuals, competition from substitute products and larger companies and the need for successful ongoing development and marketing of products.

The Company has offices in Canada, Singapore and England and sells its products mainly in Canada, the United States and Europe. The Company’s principal and head office is located at 330 Bay Street, Suite 200, Toronto, Ontario, Canada M5H 2S8.

Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The Company prepares its financial statements in accordance with US generally accepted accounting principles, or GAAP, as issued by the Financial Accounting Standards Board, or FASB. These consolidated financial statements include the accounts of Angoss and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments, which are evaluated on an on-going basis, that affect the amounts and disclosures reported in the Company’s consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant estimates and judgments include those related to revenue recognition, valuation of share-based compensation awards, and the valuation of long term assets including goodwill and intellectual property. Actual results could differ from those estimates and judgments.

Revenue Recognition

Angoss software products are sold individually or in multiple element arrangements which may include software term licenses, or subscription licenses, and professional services. The Company licenses its software products directly to end-users and indirectly to end-users through value added resellers and distributors. Sales to indirect distribution channels accounted for 4% of total sales for both years ended December 31, 2017 and 2016. The Company’s software product offerings do not require customization and can be installed and used by customers on their own with little or no configuration required.

Revenue typically consists of software term licenses and professional services. Software revenue is earned through the licensing of the right to use the Company’s software products. The software license provides technical support and rights to unspecified software maintenance updates and bug fixes on a when-and-if available basis. Revenue is recognized equally over the term of the agreement, provided there are no uncertainties surrounding product acceptance, the fee is fixed or determinable, collectability is reasonably assured, persuasive evidence of the arrangement exists and there are no significant obligations remaining. Professional services include data mining consulting, engineering and user training. Revenue from training services is recognized as the services are performed. Consulting services are recognized as services are provided based on the percentage of completion method when sold on a stand-alone basis and recognized equally over the term of the agreement when sold as part of a multiple element arrangement.

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For multiple element arrangements, total fees are allocated to each of the undelivered elements based upon vendor specific objective evidence, or VSOE, of their fair values, with the residual amount recognized as revenue for the delivered elements. The residual method of revenue recognition is used for multi-element arrangements when the VSOE of the fair value does not exist for one of the delivered elements, generally the software license. When the Company does not have VSOE for an undelivered element other than software license, the Company recognizes the revenue ratably over the term of the arrangement. Under the residual method, the arrangement fee is recognized as follows: (1) the total fair value of the undelivered elements, as supported by VSOE, is deferred and subsequently recognized as such items are delivered or completed and (2) the difference between the total arrangement fee and the amount allocated to the undelivered elements is recognized as revenue related to the delivered elements. The Company has established VSOE of fair value of training services based on the amounts charged for these elements when sold separately. The Company has not been able to establish VSOE of fair value of consulting services due to inconsistency with pricing and deliverables.

The Company’s software products are sold under warranty against certain defects in material and workmanship for a period of 30 days from the date of purchase. Revenue from the sale of software products to distributors and resellers is recognized at the time of shipment providing all other revenue recognition criteria are met and (i) the distributor or reseller is unconditionally obligated to pay for the products, including no contingency as to product resale, (ii) the distributor or reseller has independent economic substance apart from the Company, (iii) the Company is not obligated for future performance to bring about product resale, and (iv) the amount of future returns can be reasonably estimated. The Company’s experience and history with its distributors and resellers allows for reasonable estimates of future returns.

Cash

Cash included cash on hand and cash deposited with banks.

Concentration of Credit Risks and Major Customers

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash, cash equivalents, and accounts receivable. The Company’s cash is maintained with what management believes to be a high-credit quality financial institution.  At times, deposits held at this bank may exceed the federally insured limits.  Management believes that the financial institutions that hold the Company’s deposits are financially sound and have minimal credit risks.

The Company licenses its products and services directly to end-users and indirectly to end-users through North American and non-North American distributors and other software resellers, under customary credit terms. At December 31, 2017, 46% of the total accounts receivable balance was from one customer and 48% of revenue was from two customers. Of the two customers that comprised 48% of revenue at December 31, 2017, one customer represented 37% and the second customer represented 11%. At December 31, 2016, 38% of the total accounts receivable balance was from two customers and 13% of revenue was from one customer. Of the two customers that represented 38% of the total accounts receivable balance at December 31, 2016, one customer represented 20% and the second customer represented 18%. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

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Deferred Revenue

Deferred revenue consisted of the following at December 31 (in thousands):

	December 31,
	2017	2016

Software license	$13,906	$9,366
Professional services	1,358	1,185
Total	15,264	10,551

Less: Long-term portion of deferred revenue	(4,778)	(3,601)

Current portion of deferred revenue	$10,486	$6,950

Deferred license revenue consists primarily of the unearned portion of revenue from subscription sales and are recognized on a straight-line basis over the term of the subscription period, generally 12-36 months.

Deferred professional services revenue is generated from arrangements that are invoiced in accordance with the terms and conditions of the arrangement but do not meet all the criteria for revenue recognition and are, therefore, deferred until all revenue recognition criteria are met.

Property and Equipment

Property and equipment consists of office equipment, furniture and fixtures and leasehold improvements, all of which are recorded at cost, less accumulated depreciation. Property and equipment includes capitalized leases which are recorded at the lower of the fair value of the leased asset and the present value of the minimum lease payments. The discount rate used in determining the present value of the minimum lease payments by the lessee is the interest rate implicit in the lease. Depreciation and amortization are provided using the straight-line method over the lesser of the estimated useful lives of the related assets or term of the related leases. Useful lives and lease terms range from three to five years. Depreciation and amortization expense related to property and equipment was $0.1 million for both years ended December 31, 2017 and 2016.

Fixed assets consist of the following at December 31 (in thousands):

	Estimated
	Useful	December 31,
	Life in Years	2017	2016

Furniture and fixtures	5	$95	$115
Computer equipment and internal use software	3	513	442
Leasehold improvements	5	193	79
		801	636
Less: accumulated depreciation		(501)	(433)
Property and equipment, net		$300	$203

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Long-Lived Assets

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable and an impairment loss is recognized when it is probable that the estimated cash flows are less than the carrying amount of the asset.

Long-Lived Assets: Acquired Intellectual Property

Acquired intellectual property consists of software source code acquired through business combinations in prior years. The acquired intellectual property assets are being amortized to cost of software licenses using the straight-line method over the estimated life of the asset, ranging from five to seven and a half years.

Acquired intellectual property, net, comprised the following at December 31, 2017 and 2016:

December 31, 2017
Identified	Weighted	Gross
Intangible	Average	Carrying	Accumulated	Net Carrying
Asset	Useful Life	Amount	Amortization	Amount
(In years)

Acquired intellectual property	5.0	$3,030	$(2,828)	$202

December 31, 2016
Identified	Weighted	Gross
Intangible	Average	Carrying	Accumulated	Net Carrying
Asset	Useful Life	Amount	Amortization	Amount
(In years)

Acquired intellectual property	5.0	$3,030	$(2,222)	$808

Amortization expense related to the acquired intellectual property assets charged to cost of software licenses for both years ended December 31, 2017 and 2016, was $0.6 million.

The future amortization expense related to the acquired intellectual property is as follows (in thousands):

Fiscal Year Ending December 31,

2018	$202
Total future amortization expense	$202

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Long-Lived Assets: Other Intangible Assets

Other intangible assets consist of trade names, patents and customer lists acquired through business combinations in prior years. The values allocated to these intangible assets are amortized using the straight-line method over the estimated useful life of the related asset.

Other intangible assets, net, comprised the following at December 31, 2016:

December 31, 2016
Identified	Weighted	Gross
Intangible	Average	Carrying	Accumulated	Net Carrying
Asset	Useful Life	Amount	Amortization	Amount
(In years)

Customer relationships	3	$3,376	$(3,376)	$-

There was no amortization expense related to other intangible assets charged to sales and marketing expense for the year ended December 31, 2017. Amortization expense related to other intangible assets charged to sales and marketing totaled $0.4 million for the year ended December 31, 2016.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets of acquired businesses. The Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) 350 Intangibles – Goodwill and Other, which requires that impairment testing for goodwill is performed at least annually at the reporting unit level. A reporting unit is an operating segment or one level below an operating segment (also known as a component). The Company has determined that it comprises only one reporting unit. Goodwill is also tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. Examples of these events or circumstances include:

•	A significant adverse long-term outlook;

•	Unanticipated competition or the introduction of a disruptive technology;

•	Failure of an anticipated product or product line;

•	The testing for recoverability under the ASC 360-10 Impairment or Disposal of Long-Lived Assets of a significant asset group;

•	A loss of key personnel; and

•	An expectation that a significant portion of the Company will be sold or otherwise disposed of.

The impairment test for goodwill uses a two-step approach. Step one compares the fair value of the reporting unit to its carrying value including goodwill. If the carrying value exceeds the fair value, there is a potential impairment and step two must be performed. Step two compares the carrying value of the reporting unit’s goodwill to its implied value (i.e., the fair value of the reporting unit less the fair value of the unit’s assets and liabilities, including identifiable intangible assets). If the carrying value of goodwill exceeds its implied value, the excess is recorded as an impairment.

The Company conducts its annual impairment analysis for goodwill during each fiscal year. The Company concluded that no impairment was indicated as of December 31, 2017 and 2016.

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Fair Value Measurements

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The estimated fair values have been determined through information obtained from market sources and management estimates.  The estimated fair value of certain financial instruments including cash equivalents, accounts receivable and account payable, approximate the carrying value due to their short-term maturity.

The fair value of the Company’s financial assets and liabilities are measured using inputs from the three levels of fair value hierarchy which are as follows:

•  Level 1 — Quoted prices in active markets for identical assets or liabilities;

•  Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•  Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2017 and 2016, the Company had no assets that are measured on a recurring basis.

Non-financial assets such as goodwill and long-lived assets are also subject to fair value measurements. Goodwill is subject to recurring fair value measurements to determine whether impairment exists. Long-lived assets are subject to non-recurring fair value measurements if they are deemed to be impaired. The impairment models used for non-financial assets depend on the type of asset and are accounted for in accordance with the FASB guidance on fair value measurement.

Income Taxes

The provision for income taxes is based on the earnings or losses reported in the consolidated financial statements. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company follows the accounting guidance for uncertain tax positions. This guidance clarifies the accounting for income taxes by prescribing the minimum threshold a tax position is required to meet before being recognized in the consolidated financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Foreign Currency Translations and Transactions

The Company’s foreign subsidiaries functional currency is their local currency. As a result, assets and liabilities of foreign subsidiaries are translated into Canadian dollars at rates in effect at each consolidated balance sheet date. Revenues, expenses and cash flows are translated into Canadian dollars at average rates prevailing during the respective period. The related translation adjustments are reported as a separate component of shareholders’ equity under the heading “Accumulated Other Comprehensive Loss.” Included in comprehensive loss are the foreign currency translation adjustments. Foreign currency translation gains were $6,000 and $0.3 million for the years ended December 31, 2017 and 2016, respectively.

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Gains and losses resulting from transactions that are denominated in currencies other than the applicable unit’s functional currency are included in the operating results of the Company. There was a loss of $0.2 million for both years ended December 31, 2017 and 2016.

Advertising and Promotional Materials

Advertising and promotional costs are expensed as incurred and amounted to $0.1 million in both fiscal years 2017 and 2016.

Share-Based Compensation

The Company recognizes the fair value of share-based awards over the requisite service period of the individual awards, which generally equals the vesting period. All of the Company’s share-based awards are accounted for as equity instruments and there have been no liability awards granted. See additional share-based compensation disclosure in Note 5.

Segment Information

The Company has determined that it has only one reportable segment. The Company’s chief operating decision maker, its Chief Executive Officer, does not manage any part of the Company separately, and the allocation of resources and assessment of performance is based solely on the Company’s consolidated operations and operating results.

Guarantees and Indemnifications

The Company’s software products are sold under warranty against certain defects in material and workmanship for a period of 30 days from the date of purchase. The Company has never incurred significant expense under its product or service warranties and does not expect to do so in the future. As a result, the Company believes its exposure related to these warranty agreements is minimal. Accordingly, there are no liabilities recorded for warranty claims as of December 31, 2017 or 2016.

The Company enters into indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company agrees to indemnify, hold harmless, and to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its customers, in connection with any patent, copyright or other intellectual property infringement claim by any third party with respect to the Company’s products. The term of these indemnification agreements is generally perpetual. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes its exposure related to these agreements is minimal. Accordingly, the Company has no liabilities recorded for these potential obligations as of December 31, 2017 or 2016.

Certain of the Company’s agreements also provide for the performance of services at customer sites. These agreements may contain indemnification clauses, whereby the Company will indemnify the customer from any and all damages, losses, judgments, costs and expenses for acts of its employees or subcontractors resulting in bodily injury or property damage. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has general and umbrella insurance policies that would enable it to recover a portion of any amounts paid. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes its exposure related to these agreements is minimal. Accordingly, the Company has no liabilities recorded for these potential obligations as of December 31, 2017 or 2016.

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Research and Development Costs

Research and development costs are expensed as incurred to the extent the costs do not meet the capitalization requirements.

Recent Accounting Pronouncements

In May 2017, the FASB issued Accounting Standard Update, or ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting to provide clarity and to reduce both diversity in practice and cost complexity when applying the guidance in Topic 718 to a change to the terms and conditions of a stock-based payment award. ASU 2017-09 also provides guidance about the types of changes to the terms or conditions of a share-based payment award that require an entity to apply modification accounting in accordance with Topic 718. The standard is effective for interim and annual reporting periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the effect this standard will have on the Company’s consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill And Other (Topic 350): Simplifying The Test For Goodwill Impairment, in an effort to simplify the subsequent measurement of goodwill and the associated procedures to determine fair value. The guidance eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of the reporting unit with its carrying amount, and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that reporting period. The adoption of this guidance is not expected to have a material impact on The Company’s consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which requires that a consolidated statement of cash flows explains the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statement of cash flows. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted. The Company is in the process of evaluating the potential impacts of this new guidance on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires entities to estimate all expected credit losses for certain types of financial instruments, including trade receivables, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The updated guidance also expands the disclosure requirements to enable users of financial statements to understand the entity’s assumptions, models and methods for estimating expected credit losses. This guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within that reporting period. Early adoption is permitted. The Company is in the process of evaluating the potential impacts of this new guidance on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which is intended to simplify various aspects of how share-based payments are accounted for and presented in consolidated financial statements. The standard is effective prospectively for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the effect that the standard will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize, on the consolidated balance sheet, leases with a lease terms of greater than twelve months as a right-of-use asset and a lease liability. The standard is effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the effect that the standard will have on its consolidated financial statements and related disclosures.

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In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU is the result of a joint project by the FASB and the International Accounting Standards Board (“IASB”) to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards (“IFRS”) that would: remove inconsistencies and weaknesses, provide a more robust framework for addressing revenue issues, improve comparability of revenue recognition practices across entities, jurisdictions, industries, and capital markets, improve disclosure requirements and resulting consolidated financial statements, and simplify the presentation of consolidated financial statements. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU was initially effective for annual reporting periods beginning after December 15, 2016. On July 9, 2015, the FASB voted to delay the effective date of the new revenue standard by one year, but to permit entities to choose to adopt the standard as of the original effective date.

The Company has begun to evaluate the effect the new revenue standard will have on its consolidated financial statements and related disclosures, but has not completed its evaluation and implementation processes. Based on evaluations to date, the Company expects the following impacts:

▪	Currently, the Company recognizes revenue from subscription licenses ratably over the term of the agreement. Subscription licenses currently include a maintenance element. The adoption of the new revenue standard will result in revenue for performance obligations recognized as they are satisfied. Therefore, revenue from the subscription license performance obligation is expected to be recognized upon delivery. Revenue from maintenance includes two performance obligations, upgrades and customer support, and is expected to be recognized on a straight-line basis over the contractual term.

▪	The Company has also assessed accounting for incremental costs to obtain a contract and costs incurred in fulfilling a contract. Based on preliminary results of the evaluation, which is still in process, the Company currently believes the most significant potential change to be accounting for commissions, as these incremental costs are expected to be capitalized and will be amortized over a period of time which could extend beyond the initial contract term.

▪	There will be a corresponding effect on tax liabilities in relation to all of the above impacts.

▪	Once the Company adopts ASU 2014-09, it does not anticipate that its internal control framework will materially change, but rather that existing internal controls will be modified and augmented, as necessary, to consider its new revenue recognition policy effective January 1, 2018. As the Company implements the new standard, it will develop internal controls to ensure that it adequately evaluates its contracts under the five-step model and accurately restates its prior-period operating results under ASU 2014-09.

The foregoing expectations are subject to change as the Company completes its evaluation and implementation processes.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

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NOTE 2. ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2017 and 2016 (in thousands):

	December 31,
	2017	2016

Professional fees and consulting	$754	$169
Payroll and related expenses	543	411
Income taxes payable	118	-
Other	3	-
Total	$1,418	$580

NOTE 3. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases various facilities and equipment in Canada and overseas under non-cancelable operating leases which expire at various dates through 2021. The lease agreements generally provide for the payment of minimum annual rentals, pro-rata share of taxes and maintenance expenses. Rental expense for all operating leases was $0.4 million and $0.5 million for the years ended December 31, 2017 and 2016, respectively. Certain of the Company’s facility leases include options to renew.

As of December 31, 2017, future minimum rental commitments under non-cancelable operating leases are as follows (in thousands):

Years Ending December 31,
2018	$294
2019	257
2020	250
2021	209
Total future minimum lease payments	$1,010

Contingencies

From time to time, the Company is subject to claims and may be party to actions that arise in the normal course of business. The Company is not party to any litigation that management believes will have a material adverse effect on the Company’s consolidated financial condition or results of operations.

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NOTE 4. INCOME TAXES

Income (loss) from operations before income taxes consists of the following for the years ended December 31:

	2017	2016
	(In thousands)

Domestic	$(994)	$(2,957)
Foreign	1,515	186

Total	$521	$(2,771)

The provision for income taxes consisted of the following for the years ended December 31:

	2017	2016
	(In thousands)
Current:
Domestic	$-	$-
Foreign	223	-
	223	-

Deferred:
Domestic	-	-
Foreign	-	-
Change in valuation allowance	-	-
	-	-

Total provision	$223	$-

At December 31, 2017, the Company did not have a Canadian federal tax loss carry forward balance, and had approximately $1.9 million in an SR&ED pool balance which has no expiration date. At December 31, 2016, the Company had $4.2 million in a Canadian federal tax loss carry forward balance, and approximately $2.5 million in an SR&ED pool balance which has no expiration date. In addition, the Company has also fully realized all of its UK tax loss carryforward balance during the year. At December 31, 2016, the company had a $0.8 million balance in UK tax loss carryforward.

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 The components of the Company’s net deferred tax assets are as follows at December 31:

	2017	2016
	(In thousands)

Fixed assets	$240	$105
Deferred revenue	3,509	2,091
Investment tax credits	705	822
Non-capital and capital loss carryforwards:
North America	-	1,121
United Kingdom	-	149
Undeducted SR & ED pool investments	506	654
Other	-	1
	4,960	4,943

Less: Valuation allowance	(4,960)	(4,943)

Deferred income taxes	$-	$-

The valuation allowance relates to the Company’s Canadian and foreign deferred tax assets and is recorded based upon the uncertainty surrounding their realizability, as these assets can only be realized via profitable operations in the respective tax jurisdictions. The Company records a deferred tax asset or liability based on the difference between the consolidated financial statement and tax bases of assets and liabilities, as measured by enacted tax rates assumed to be in effect when these differences reverse. In evaluating the Company’s ability to recover its deferred tax assets, the Company considers all available positive and negative evidence including its past operating results, the existence of cumulative income in the most recent fiscal years, changes in the business in which the Company operates and its forecast of future taxable income. In determining future taxable income, the Company is responsible for assumptions utilized including the amount of Canadian and foreign pre-tax operating income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. No deferred tax liability has been set up on unremitted UK earnings of $0.2 million.

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The following table reconciles the Company’s tax provision based on its effective tax rate to its tax provision based on the Canadian statutory rate of 26.5% for the years ended December 31, 2017 and 2016 (in thousands):

	2017	2016
	(In thousands)

Income (loss) from operations before income taxes	$521	$(2,771)
Canadian statutory rate	26.5%	26.5%

Expected income tax (recovery) based on statutory rate	138	(734)
Adjustments resulting from:
Non-deductible meals and entertainment expense	5	4
Stock option expense	75	40
Change in valuation allowance	114	650
Effect of different tax rates in foreign jurisdictions - UK	(82)	(12)
Other items	(27)	52

Income tax expense	$223	$-

 The Company’s deferred tax assets include investment tax credits that expire at different times through 2023 and an SR&ED expenditure pool balance that has an indefinite carryforward period. Significant judgment is required in determining the Company’s provision for income taxes, the carrying value of deferred tax assets and liabilities and the valuation allowance recorded against net deferred tax assets. Factors such as future reversals of deferred tax assets and liabilities, projected future taxable income, changes in enacted tax rates and the period over which the Company’s deferred tax assets will be recoverable are considered in making these determinations. Management does not believe the deferred tax assets are more likely than not to be realized and a full valuation allowance has been provided against the deferred tax assets in all jurisdictions at December 31, 2017.

Provision for Uncertain Tax Positions

 The Company applies the accounting requirements for uncertain tax positions that provide a comprehensive model for the consolidated financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. In accordance with these requirements, the Company first determines whether a tax authority would “more likely than not” sustain its tax position if it were to audit the position with full knowledge of all the relevant facts and other information. For those tax positions that meet this threshold, the Company measures the amount of tax benefit based on the largest amount of tax benefit that the Company has a greater than 50% chance of realizing in a final settlement with the relevant authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard, or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. At December 31, 2017, the Company has not accrued any tax liabilities related to any uncertain tax positions.

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NOTE 5. SHARE-BASED COMPENSATION

The Company provides its employees, officers, consultants and directors with stock options of the Company on a discretionary basis. All option grants are subject to the terms and conditions determined by the Board of Directors, or the Board, and generally vest over a four-year period and expire five years from the date of grant.

On April 25, 2013, the Company established a stock option plan, or the Plan, which provides for the granting of both incentive stock options and non-qualified options, the award of Company common stock and opportunities to make direct purchases of Company common stock, as determined by the Board.

At December 31, 2017, there were 794,666 shares available for future issuance under the Plan.

 Under the Plan, stock options are granted at exercise prices not less than the fair market value of the underlying common stock at the date of grant. All of the Company’s share-based awards are accounted for as equity instruments and there have been no liability awards granted. The share-based compensation expense for share-based payment awards, issued to employees and directors, is measured based on the grant-date fair value of the award and recognized on a straight-line basis over the requisite period of the award.

 Stock Options

The Company estimates the fair value of each share-based award using the Black-Scholes option valuation model. The Black-Scholes option valuation model incorporates assumptions as to stock price volatility, the expected life of options, a risk-free interest rate and dividend yield. There were no option exercised during the years ended December 31, 2017 and 2016. As of December 31, 2017, there was $0.6 million of unrecognized compensation cost related to non-vested stock option arrangements.

The table below indicates the key assumptions used in the option valuation calculations for options granted for the year ended December 31, 2017:

December 31, 2017

Expected life	4 years
Expected volatility	75.0%
Weighted-average volatility	75.0%
Risk-free interest rate	1.30%
Dividend yield	-%

The expected option life is based on historical trends and data. With regard to the expected option life assumption, the Company considers the exercise behavior of past grants and models the pattern of aggregate exercises. Patterns are determined on specific criteria of the aggregate pool of optionees including the reaction to vesting, realizable value and short-time-to-maturity effect. The Company determined the volatility for options granted using the historical volatility of the Company’s common stock. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of the stock options. Dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. An additional expense will be recorded if the actual forfeiture rate is lower than estimated, and a recovery of prior expense will be recorded if the actual forfeiture rate is higher than estimated.

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The following table is a summary of stock option activity under the Plan:

		Weighted-	Weighted-
		Average	Average
		Exercise	Remaining
	Number of Options	Price Per Share	Life (In years)

Outstanding, December 31, 2015	1,941,625	$1.31	4.20
Granted	175,852	1.67	4.94
Canceled/Forfeited	(500,474)	1.50	-
Outstanding, December 31, 2016	1,617,003	1.29	3.36
Granted	446,249	1.32	4.22
Canceled/Forfeited	(340,875)	0.71	1.30
Outstanding, December 31, 2017	1,722,377	$1.24	2.71
Exercisable, December 31, 2017	999,530	$1.17	2.16
Unvested awards expected to vest, December 31, 2017	722,847	$1.32	3.47

The following table presents weighted-average price and life information regarding options outstanding and exercisable at December 31, 2017:

Outstanding				Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number of	Contractual	Exercise		Exercise
Prices	Shares	Life (Years)	Price	Shares	Price

$0.69	26,250	0.75	$0.69	26,250	$0.69
$0.77	26,250	1.81	0.77	26,250	0.77
$1.00	146,432	0.50	1.00	146,432	1.00
$1.09	298,333	1.46	1.09	298,333	1.09
$1.32	1,225,112	4.30	1.32	502,265	1.32

	1,722,377	2.71	$1.24	999,530	$1.17

NOTE 6. CREDIT FACILITIES

The Company has a loan agreement with Comerica Bank consisting of a revolving line of credit and a term loan. The revolving line of credit up to $1.5 million, maturing January 2018, bears interest at bank prime plus 2% per annum. The $0.5 million term loan, maturing in September 2018, bears an interest rate of bank prime plus 2.25%. Both the revolving line of credit and the term loan are secured by a general security of the Company’s assets. The credit agreement has certain financial covenants including a minimum liquidity ratio of 1.25. As of December 31, 2017, the Company was in compliance with all covenants.

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There were no amounts outstanding on the revolving line of credit at December 31, 2017 and 2016.

As of December 31, 2017 and 2016, there was an outstanding balance on the term loan of $42,000 and $0.2 million, respectively.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluated events that occurred from December 31, 2017 through March 28, 2018, which represents the period that the consolidated financial statements were available to be issued, for significantly material events to be disclosed as subsequent events.

On January 30, 2018, the Company was acquired by Datawatch Corporation, or Datawatch, a Massachusetts corporation, by purchasing all of our outstanding capital stock from its current stockholders for $24.5 million U.S. dollars in cash, adjusted for net indebtedness and variance from target working capital. The share purchase agreement contains usual and customary representations and warranties, covenants and indemnification provisions. The acquisition will augment Datawatch’s Monarch data intelligence offering with expanded capabilities that enable data scientists to perform predictive and prescriptive analytics in a wide variety of enterprise applications.

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